Exhibit 99.1

The First Bancshares, Inc. Completes Acquisition of First Florida Bancorp, Inc.

HATTIESBURG, Miss.--(BUSINESS WIRE)--November 1, 2019--The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First, A National Banking Association (“The First”), announced today that it has completed its acquisition of First Florida Bancorp, Inc. (“FFB”). Following completion of the acquisition, FFB's subsidiary bank, First Florida Bank, was merged with The First, with The First as the surviving bank. This transaction has furthered the Company’s regional expansion plan and adds additional market share within the state of Florida.

Pursuant to the terms of the merger agreement with FFB, each FFB shareholder will receive (i) $5.20 in cash and (ii) 0.257 of a share of First Bancshares’ common stock in exchange for each share of FFB common stock held prior to the merger.

M. Ray “Hoppy” Cole, Vice Chairman, President & Chief Executive Officer, commented, “We are excited to add the First Florida franchise to our team. First Florida is an extremely well run, high performing bank with an exceptional team of local bankers. First Florida is a perfect strategic fit. We share a common vision of being client focused and providing award-winning service. Headquartered in Destin, First Florida will provide significant market share in the Florida Panhandle, one of the most dynamic, fastest growing areas in the southeast. Upon closing, our company will have approximately $4 billion in total assets and will have approximately $1 billion in deposits in Florida.

We welcome our new team members, clients and shareholders and look forward to continuing to grow our company in the southeast.

As a result of the merger, the combined Company now has approximately $4.0 billion in total assets, $3.2 billion in total deposits and $2.6 billion in total loans. The Company also now has 78 locations in Mississippi, Louisiana, Alabama, Florida, and Georgia.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the risk of successful integration of FFB’s business into the Company, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (6) the risk that the integration of FFB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (7) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (9) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2018, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contacts

M. Ray “Hoppy” Cole, Jr.
Vice Chairman, President and Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998